SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE

                       SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): November 7, 2006

                           Timberland Bancorp, Inc.
            (Exact name of registrant as specified in its charter)

       Washington                 0-23333                   91-1863696
---------------------------     -----------             -------------------
State or other jurisdiction     Commission               (I.R.S. Employer
Of incorporation                File Number             Identification No.)


624 Simpson Avenue, Hoquiam, Washington                        98550
---------------------------------------                        -----
(Address of principal executive offices)                     (Zip Code)

Registrant's telephone number (including area code) (360) 533-4747


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.


[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition

     On November 7, 2006, Timberland Bancorp, Inc. issued its earnings release for the quarter ended September 30, 2006. A copy of the earnings release is attached hereto as Exhibit 99.1, which is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

     (c)    Exhibits

     99.1   Press Release of Timberland Bancorp, Inc. dated November 7, 2006

                                SIGNATURES
                                ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                   TIMBERLAND BANCORP,INC.


DATE:  November 7, 2006            By: /s/Dean J. Brydon
                                       --------------------------
                                       Dean J. Brydon
                                       Chief Financial Officer

                                  Exhibit 99.1

                                           Contact:   Michael R. Sand,
                                                      President & CEO
                                                      Dean J. Brydon, CFO
                                                      (360) 533-4747
                                                      www.timberlandbank.com

         Timberland Bancorp, Inc. Announces Record Earnings for FY06
                   Diluted Earnings Per Share Increases 23% and Net Interest Margin Increases by 31 Basis Points

HOQUIAM, Wash. - November 7, 2006 - Timberland Bancorp, Inc. (NASDAQ: TSBK), ("Company") the holding company for Timberland Bank, ("Bank") today reported record profits, strong loan growth and excellent asset quality for its fiscal year ended September 30, 2006. Fiscal year 2006, net income increased 23% to $8.16 million, or $2.24 per diluted share, compared to $6.62 million, or $1.82 per diluted share in fiscal year 2005. Fiscal fourth quarter 2006 net income increased 17% to $2.14 million, or $0.59 per diluted share, from $1.84 million, or $0.51 per diluted share, in the fourth quarter of fiscal 2005.

Fiscal 2006 Financial Highlights
     *   Annual diluted earnings per share (EPS) increased 23%.
     *   Quarterly diluted EPS increased 16%.
     * Net interest margin increased 31 basis points to 4.91% during the year.
     * Non performing asset to total assets ratio improved to 0.02% at year end.
     *   Total loans increased 9% to $425 million.
     *   Efficiency ratio improved to 61.19% for the year.

Two - Year Financial Highlights (Fiscal 2004 to 2006)
     * Diluted EPS increased to $2.24 from $1.46 generating a 24% compounded annual growth rate (CAGR).
     *   Net income increased to $8.2 million from $5.6 million for a 21%
         CAGR.
     *   Return on equity increased to 10.89% from 7.52% for a 20% CAGR.
     *   Net loans increased to $425 million from $345 million for an 11%
         CAGR.
     *   Total deposits increased to $431 million from $320 million for a 16%
         CAGR.
     *   Total assets increased to $577 million from $460 million for a 12%
         CAGR.
     * Visit www.timberlandbank.com (investor relations tab) to view graphs of recent growth trends.

"The Western Washington economy remains strong, with on-going expansion in the aerospace, software and construction industries continuing to provide a solid underpinning for regional economic growth," said Michael Sand, President and CEO. According to Marple's Pacific Northwest Letter, "The economy of the
Pacific Northwest in fact is booming   growing at the fastest rates since
before the brief and shallow U.S. recession in 2001." Recently the Port of Grays Harbor and Imperium Renewables, backed by Microsoft's co-founder Paul Allen, announced plans for the country's largest biodiesel fuel plant which will be built in the greater Hoquiam-Aberdeen area. Construction began last month with a scheduled completion date in mid 2007. Approximately 300 jobs will be created to facilitate the construction of the plant which will provide permanent employment for approximately 50 people.

"The initiatives we launched in late 2003 to upgrade our technology platforms, improve our credit administration processes, and strengthen our deposit gathering capabilities have been successful and are reflected in the Company's financial results over the past two years," Sand continued. "This year we began building on those core platform initiatives by adding two highly capable and market-proven business bankers to lead our loan production initiatives and strengthen our presence in the commercial real estate and business banking markets. Their contacts, relationships and management oversight led to record loan originations of $86.5 million for the quarter. We are pleased with the financial trends we are seeing develop in the Company. A visit to our website www.timberlandbank.com (investor relations tab) will allow the viewing of charts that graphically display the progress made during the past two years," Sand also stated.


Operating Results
Fiscal 2006 revenue (net interest income before provision for loan losses plus non-interest income) increased 9% to $30.9 million from $28.4 million in fiscal 2005. Net interest income before the provision for loan losses increased 10% to $24.6 million with interest income increasing 15% and interest expense increasing 26%. Loan growth and a shift in assets to higher-yielding credits contributed to the growth in net interest income, and offset rising funding costs. In addition, the collection of $327,000 in prepayment penalties and $162,000 in non-accrual interest increased interest income and added approximately 10

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Timberland FY06 Profits Rise 23%
November 7, 2006
Page 2

basis points to the net interest margin. The yield on interest earning assets increased to 7.06% in fiscal 2006 from 6.37% a year ago, while the average rate paid on interest bearing liabilities increased to 2.57% in fiscal 2006 from 2.09% in fiscal 2005.

Net interest margin for the year increased 31 basis points to 4.91% from 4.60 % a year ago. Non-interest income increased 3% for the year to $6.24 million from $6.07 million in fiscal 2005, with increased service charges on deposits and ATM fees offsetting a lower gain on sale of loans. Income from loan sales was larger a year ago in part due to the December 2004 sale of the Bank's credit card portfolio, which resulted in a gain of $245,000.

In the fourth quarter of fiscal 2006, revenue increased 7% to $7.91 million from $7.37 million for the fourth quarter of fiscal 2005 with interest income up 14% and interest expense increasing 24%. Fourth quarter net interest income increased 9% to $6.26 million from $5.72 million a year ago. The collection and recognition of $138,000 in non-accrual interest contributed to higher interest income and increased the quarterly net interest margin by approximately 5 basis points. Net interest margin in the fourth quarter was 4.91% compared to 4.56% in the fourth quarter a year ago. There was no provision for loan losses made during the year ended September 30, 2006 as credit quality remained strong. Non-interest income was consistent at $1.65 million in the fourth quarter of 2006 and 2005.

Total operating (non-interest) expenses increased 2% in fiscal 2006 to $18.90 million from $18.54 million in fiscal 2005. "Our continued emphasis on cost control and efficiencies allowed us to stabilize expenses while we increased revenues," said Sand. Fourth quarter operating expenses increased only 2% compared to a year ago and decreased 1% on a sequential quarterly basis. Non-interest expense in the fourth quarter was $4.75 million compared to $4.79 in the third quarter of fiscal 2006 and $4.64 million in the fourth quarter of 2005.

Return on equity (ROE) was 10.59% for fiscal 2006 and 10.89% for the final quarter, compared to 9.08% and 10.03%, respectively, a year ago. Return on average assets was 1.47% in fiscal 2006 and 1.53% in the fourth quarter of the year, compared to 1.23% in fiscal 2005 and 1.33% in the fourth quarter of 2005.

Balance Sheet Management
Total assets increased 4% during fiscal 2006 to $577.1 million compared to $552.8 million at the end of fiscal 2005. Strong loan originations facilitated the conversion of assets from lower yielding investments and cash into higher yielding loans. At September 30, 2006, total loans increased by 9% to $424.6 million from $388.1 million at the end of the preceding year. Loan growth was primarily due to an 11% increase in loan originations during the year with $256.3 million in total originations in fiscal 2006. Fourth quarter loan originations were exceptionally strong, increasing 40% to $86.5 million from $61.6 million in the fourth quarter a year ago. "We continue to sell fixed rate one-to-four family mortgage loans into the secondary market for asset liability management purposes," said Dean Brydon, Chief Financial Officer. Fixed rate one-to-four family mortgage loan sales totaled $26.5 million for fiscal 2006 and $8.9 million for the final quarter, compared to $25.4 million and $9.1 million, respectively, a year ago.

"Strong demand for commercial real estate and construction and land development loans offset lower levels of retail mortgage loans in our portfolio," Brydon noted. In fiscal 2006 commercial real estate loans increased 10%, construction and land development loans increased 31%, land loans increased 18%, and consumer loans increased 17%, offsetting moderate declines in residential mortgage loans.

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Timberland FY06 Profits Rise 23%
November 7, 2006
Page 3

LOAN PORTFOLIO
($ in thousands)
                               September 30, 2006       September 30, 2005
                              Amount       Percent     Amount        Percent
                             ------------------------------------------------
Mortgage Loans:
 One-to-four family (1)      $ 98,709        20.1%    $101,763        23.2%
 Multi family                  17,689         3.6%      20,170         4.6%
 Commercial                   137,609        28.1%     124,849        28.5%
 Construction and land
  development                 146,855        29.9%     112,470        25.7%
 Land                          29,598         6.0%      24,981         5.7%
                             --------        ----     --------       ------
  Total mortgage loans        430,460        87.7%     384,233        87.7%

Consumer Loans:
 Home equity and second
  mortgage                     37,435         7.6%      32,298         7.4%
 Other                         11,127         2.3%       9,330         2.1%
                             --------        ----     --------       ------
                               48,562         9.9%      41,628         9.5%

Commercial business loans      11,803         2.4%      12,013         2.8%
                             --------        ----     --------       ------
Total loans                  $490,825       100.0%    $437,874       100.0%

Less:
 Undisbursed portion of
  construction loans
  in process                  (59,260)                 (42,771)
 Unearned income               (2,798)                  (2,895)
 Allowance for loan losses     (4,122)                  (4,099)
                             --------                 --------
Total loans receivable, net  $424,645                 $388,109
                             ========                 ========
---------------
(1) Includes loans held for sale

Total deposits increased 5% during fiscal 2006 with strong growth in non-interest bearing deposits and certificates of deposit accounts. Deposits increased $19 million to $431 million at September 30, 2006 from $412 million at September 30, 2005.

DEPOSIT BREAKDOWN
($ in thousands)

                               September 30, 2006       September 30, 2005
                              Amount       Percent     Amount        Percent
                             ------------------------------------------------

Non-interest bearing         $ 57,905          13%    $ 51,792          13%
N.O.W. checking                89,509          21%      93,477          23%
Savings                        60,235          14%      64,274          16%
Money market accounts          42,378          10%      49,295          12%
Certificates of deposit
 under $100,000               128,183          30%     117,618          28%
Certificates of deposit
 $100,000 and over             52,851          12%      35,209           8%
                             --------          ---    --------         ----
Total deposits               $431,061         100%    $411,665         100%

Total shareholders' equity increased to $79.4 million (tangible book value per share of $19.22) at September 30, 2006 from $74.6 million (tangible book value per share of $17.86) at September 30, 2005. In addition to solid growth in shareholder equity, Timberland shareholders earned $0.66 per share in cash dividends, an 8% increase from the $0.61 per share dividends paid in fiscal 2005. The Company recently announced an increase in the quarterly dividend to $0.18 per share from the prior quarterly dividend of $0.16 per share. The dividend payable on November 27, 2006 represents the 35th consecutive quarter that Timberland has paid a cash dividend. In addition, the Company continued its share repurchase program in which it bought back 108,600 shares at an average price of $34.08 for a total of $3.7 million during fiscal 2006. Cumulatively, Timberland has

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Timberland FY06 Profits Rise 23%
November 7, 2006
Page 4

repurchased 3.5 million shares or 52.6% of the 6.6 million shares that were issued in its initial public offering in January 1998. The average price of the 3.5 million repurchased shares was $15.97 per share.

Asset Quality

Asset quality improved significantly during fiscal 2006 with the resolution of several non-performing loans. At year end, non-performing loans declined to $80,000 from $2.9 million at year-end 2005, and total non-performing assets decreased to $95,000 from $3.4 million a year ago. Although there was no provision for loan losses in fiscal 2006, the allowance for loan losses, increased during this period due to a net recovery of $23,000. The allowance for loan losses totaled $4.1 million at September 30, 2006, or 0.97% of loans receivable and 5,152% of non-performing loans. The allowance for loan losses was $4.0 million, or 1.05% of loans receivable and 140% of non-performing loans at September 30, 2005. Timberland had a net recovery of $1,000 for the three months ended September 30, 2006 compared to a net charge-off of $29,000 for the three months ended September 30, 2005. The Company had a net recovery of $23,000 for the year ended September 30, 2006 compared to a net charge-off of $33,000 for the year ended September 30, 2005.

The Company's non-performing assets to total assets ratio decreased to 0.02% at September 30, 2006 from 0.37% at June 30, 2006 and 0.62% at September 30, 2005. The non-performing loan total of $80,000 at September 30, 2006 consisted of two single family mortgage loans.

About Timberland Bancorp, Inc.
Timberland Bancorp, Inc. stock trades on the NASDAQ global market under the symbol "TSBK." The Bank operates 21 branches in the state of Washington in Hoquiam, Aberdeen, Ocean Shores, Montesano, Elma, Olympia, Lacey, Tumwater, Yelm, Puyallup, Edgewood, Tacoma, Spanaway (Bethel Station), Gig Harbor, Poulsbo, Silverdale, Auburn, Winlock, and Toledo.

                                       (more)

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Timberland FY06 Profits Rise 23%
November 7, 2006
Page 5

TIMBERLAND BANCORP INC. AND SUBSIDIARIES
CONSOLIDATED INCOME STATEMENT                     Three Months Ended
($ in thousands, except per share)       Sept. 30,     June 30,    Sept. 30,
(unaudited)                                2006          2006         2005
                                       -----------   -----------  -----------
Interest and dividend income
Loans receivable                       $     8,252    $    8,036  $    7,243
Investments and mortgage-backed
 securities                                    510           529         503
Dividends                                      401           370         305
Federal funds sold                              97           121          86
Interest bearing deposits in banks              23            18          29
                                        ----------    ----------  ----------
    Total interest and dividend income       9,283         9,074       8,166

Interest expense
Deposits                                     2,351         2,058       1,603
Federal Home Loan Bank ("FHLB")
 advances                                      659           718         831
Other borrowings                                13            10           9
                                        ----------    ----------  ----------
    Total interest expense                   3,023         2,786       2,443
                                        ----------    ----------  ----------
    Net interest income                      6,260         6,288       5,723
Provision for loan losses                        -             -          25
                                        ----------    ----------  ----------
    Net interest income after provision
      for loan losses                        6,260         6,288       5,698

Non-interest income
Service charges on deposits                    755           769         760
Gain on sale of loans, net                     122            60         115
BOLI net earnings                              116           112         110
Escrow fees                                     33            32          44
Servicing income on loans sold                 160            80         180
ATM transaction fees                           284           266         239
Other                                          183           209         199
                                        ----------    ----------  ----------
    Total non-interest income                1,653         1,528       1,647

Non-interest expense
Salaries and employee benefits               2,650         2,727       2,470
Premises and equipment                         598           589         554
Advertising                                    187           185         232
Loss (gain) from real estate operations        (85)           (1)         15
ATM expenses                                   129           105         115
Postage and courier                            116           123         148
Amortization of core deposit intangible         82            82          94
State and local taxes                          138           138         114
Professional fees                              265           222         160
Other                                          670           621         738
                                        ----------    ----------  ----------
    Total non-interest expense               4,750         4,791       4,640

Income before federal income taxes           3,163         3,025       2,705
Federal income taxes                         1,019           964         867
                                        ----------    ----------  ----------
    Net income                          $    2,144    $    2,061  $    1,838
                                        ==========    ==========  ==========
Earnings per common share:
    Basic                               $     0.61    $     0.58  $     0.53
    Diluted                             $     0.59    $     0.56  $     0.51
Weighted average shares outstanding:
    Basic                                3,517,377     3,531,610   3,442,198
    Diluted                              3,645,477     3,652,198   3,575,560

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Timberland FY06 Profits Rise 23%
November 7, 2006
Page 6

TIMBERLAND BANCORP INC. AND SUBSIDIARIES
CONSOLIDATED INCOME STATEMENT                          Year Ended
($ in thousands, except per share)                    September 30,
(unaudited)                                         2006         2005
                                                 ----------   -----------
Interest and dividend income
Loans receivable                                 $   31,397    $   27,514
Investments and mortgage-backed securities            2,152         1,962
Dividends                                             1,436         1,093
Federal funds sold                                      389           282
Interest bearing deposits in banks                       78            85
                                                 ----------    ----------
    Total interest and dividend income               35,452        30,936

Interest expense
Deposits                                              7,905         5,422
Federal Home Loan Bank ("FHLB") advances              2,860         3,156
Other borrowings                                         49            31
                                                 ----------    ----------
    Total interest expense                           10,814         8,609
                                                 ----------    ----------
    Net interest income                              24,638        22,327
Provision for loan losses                                 -           141
                                                 ----------    ----------
    Net interest income after provision
      for loan losses                                24,638        22,186

Non-interest income
Service charges on deposits                           2,981         2,822
Gain on sale of loans, net                              386           728
BOLI net earnings                                       449           430
Escrow fees                                             120           141
Servicing income on loans sold                          425           379
ATM transaction fees                                  1,026           871
Other                                                   857           702
                                                 ----------    ----------
    Total non-interest income                         6,244         6,073

Non-interest expense
Salaries and employee benefits                       10,744        10,196
Premises and equipment                                2,425         2,229
Advertising                                             688           797
Loss (gain) from real estate operations                (178)            4
ATM expenses                                            428           465
Postage and courier                                     486           529
Amortization of core deposit intangible                 328           367
State and local taxes                                   564           436
Professional fees                                       876           656
Other                                                 2,535         2,857
                                                 ----------    ----------
    Total non-interest expense                       18,896        18,536

Income before federal income taxes                   11,986         9,723
Federal income taxes                                  3,829         3,105
                                                 ----------    ----------
    Net income                                   $    8,157    $    6,618
                                                 ==========    ==========
Earnings per common share:
    Basic                                        $     2.32    $     1.90
    Diluted                                      $     2.24    $     1.82
Weighted average shares outstanding:
    Basic                                         3,516,331     3,475,400
    Diluted                                       3,640,948     3,627,989


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Timberland FY06 Profits Rise 23%
November 7, 2006
Page 7

TIMBERLAND BANCORP, INC.
CONSOLIDATED BALANCE SHEET
($ in thousands)  (unaudited)               Sept. 30     June 30    Sept. 30
Assets                                        2006         2006       2005
                                           ----------   ---------  ---------
Cash and due from financial institutions
 Non-interest bearing                       $  14,870   $  13,720  $  20,015
 Interest-bearing deposits in banks             2,619       2,565      3,068
 Federal funds sold                             5,400      10,450      5,635
                                            ---------   ---------  ---------
                                               22,889      26,735     28,718
Investments and mortgage-backed securities:
 Held to maturity                                  75          86        104
 Available for sale                            81,408      84,822     89,595
FHLB stock                                      5,705       5,705      5,705
                                            ---------   ---------  ---------
                                               87,188      90,613     95,404

Loans receivable                              426,318     401,014    389,853
Loans held for sale                             2,449       1,024      2,355
Less:  Allowance for loan losses               (4,122)     (4,120)    (4,099)
                                            ---------   ---------  ---------
Net loans receivable                          424,645     397,918    388,109

Accrued interest receivable                     2,806       2,416      2,294
Premises and equipment                         16,730      16,416     15,862
Other Real estate owned ("OREO") and
 other repossessed items                           15         112        509
Bank owned life insurance ("BOLI")             11,951      11,835     11,502
Goodwill                                        5,650       5,650      5,650
Core deposit intangible                         1,506       1,588      1,834
Mortgage servicing rights                         932         888        928
Other assets                                    2,775       2,373      1,955
                                            ---------   ---------  ---------
Total Assets                                $ 577,087   $ 556,544  $ 552,765
                                            =========   ========== =========
Liabilities and Shareholders' Equity
Non-interest-bearing deposits               $  57,905      54,372  $  51,791
Interest-bearing deposits                     373,156     365,012    359,874
                                            ---------   ---------  ---------
    Total deposits                            431,061     419,384    411,665

FHLB advances                                  62,761      53,776     62,353
Other borrowings: repurchase agreements           947       1,152        781
Other liabilities and accrued expenses          2,953       3,409      3,324
                                            ---------   ---------  ---------
Total Liabilities                             497,722     477,721    478,123
                                            ---------   ---------  ---------
Shareholders' Equity
Common stock - $.01 par value; 50,000,000
 shares authorized; September 30, 2006 -
 3,757,676 shares issued and outstanding
 June 30, 2006 - 3,785,576 shares issued
 and outstanding September 30, 2005 -
 3,759,937 shares issued and outstanding           38          38         38
Additional paid in capital                     20,888      22,111     22,040
Unearned shares - Employee Stock Ownership
 Plan                                          (3,305)     (3,437)    (3,833)
Unearned shares - Management Recognition
 and Development Plan                            (188)          -          -
Retained earnings                              62,933      61,471     57,268
Accumulated other comprehensive loss           (1,001)     (1,360)      (871)
                                            ---------   ---------  ---------
Total Shareholders' Equity                     79,365      78,823     74,642
                                            ---------   ---------  ---------
Total Liabilities and Shareholders' Equity  $ 577,087   $ 556,544  $ 552,765
                                            =========   ========== =========

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Timberland FY06 Profits Rise 23%
November 7, 2006
Page 8

KEY FINANCIAL RATIOS AND DATA          Three Months Ended      Year Ended
($ in thousands, except per share)        September 30,       September 30,
  (unaudited)                          2006         2005     2006       2005
                                     --------     --------  ------   --------
PERFORMANCE RATIOS:
Return on average assets (a)           1.53%        1.33%    1.47%     1.23%
Return on average equity (a)          10.89%       10.03%   10.59%     9.08%
Net interest margin (a)                4.91%        4.56%    4.91%     4.60%
Efficiency ratio                      60.03%       62.96%   61.19%     65.27%

                                               September 30,
                                              2006       2005
                                            --------   ---------
ASSET QUALITY RATIOS:
Non-performing loans                        $     80    $  2,926
REO & other repossessed assets                    15         509
                                            --------    --------
Total non-performing assets                 $     95    $  3,435
Non-performing assets to total assets           0.02%       0.62%
Restructured loans                          $  1,355    $      -
Allowance for loan losses to non-
 performing loans                            5,152.5%     140.09%

Book value per share (b)                    $  21.12    $  19.85
Book value per share (c)                    $  22.44    $  21.30
Tangible book value per share (b) (d)       $  19.22    $  17.86
Tangible book value per share (c) (d)       $  20.41    $  19.16

(a)  Annualized
(b)  Calculation includes ESOP shares not committed to be released
(c)  Calculation excludes ESOP shares not committed to be released
(d) Calculation subtracts goodwill and core deposit intangible from the equity component

AVERAGE BALANCE SHEET:            Three Months Ended          Year Ended
                                     September 30,           September 30,
                                  2006           2005      2006        2005
                                ---------     ---------  --------   ---------
Average total loans             $ 411,012     $ 392,596  $399,811   $ 378,113
Average total interest
 earning assets                   510,180       502,453   502,194     485,616
Average total assets              560,941       554,750   554,231     538,402
Average total interest
 bearing deposits                 372,371       363,150   365,544     356,089
Average FHLB advances &
 other borrowings                  48,518        63,745    55,773      60,537
Average shareholders' equity       78,724        73,310    77,044      72,860

Disclaimer
This report contains certain "forward-looking statements." The Company desires to take advantage of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and is including this statement for the express purpose of availing itself of the protection of such safe harbor with forward looking statements. These forward-looking statements may describe future plans or strategies and include the Company's expectations of future financial results. Forward-looking statements are subject to a number of risks and uncertainties that might cause actual results to differ materially from stated objectives. These risk factors include but are not limited to the effect of interest rate changes, competition in the financial services market for both deposits and loans as well as regional and general economic conditions. The words "believe," "expect," "anticipate," "estimate," "project," and similar expressions identify forward-looking statements. The Company's ability to predict results or the effect of future plans or strategies is inherently uncertain and undue reliance should not be placed on such statements.

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